EXHIBIT 99.A


NUMBER                                                     WARRANTS
W - 208                                                    **27700**
    ---                                                    ---------
                                                      WARRANTS TO PURCHASE
                                                 ONE SHARES OF COMMON STOCK EACH


                       THIS CERTIFICATE IS RESTRICTED FROM
                    TRANSFER AS INDICATED ON REVERSE SIDE OF
                      SEPARATELY ISSUED STOCK CERTIFICATE.


                   VOID AFTER 5:00 P.M., PACIFIC STANDARD TIME
              ON JULY 31, 2005, UNLESS EXTENDED AS PROVIDED HEREIN
                        WARRANT CERTIFICATE AND AGREEMENT


                               BOFI HOLDING, INC.

                      ORGANIZED UNDER THE LAWS OF DELAWARE

THIS CERTIFIES THAT, FOR VALUE RECEIVED, THE CHIPMAN FIRST FAMILY LIMITED
                                         --------------------------------
PARTNERSHIP
-----------

The registered holder hereof (the "Holder") is entitled, subject to the terms and conditions herein set forth, to purchase from BofI Holding, Inc. (the "Company"), a Delaware corporation, at any time until 5:00 p.m., Pacific Standard Time, July 31, 2005, unless extended by the Board of Directors of the Company, in its sole discretion, for up to an additional two (2) years, at the purchase price of $14.00 per share (the "Exercise Price"), the number of shares of Common Stock, par value $ .01, of the Company which is set forth above. The number of shares of the Common Stock of the Company purchasable upon exercise of the warrants represented by this Certificate (the "Warrants") and the Exercise Price per share shall be subject to adjustment from time to tome as set forth herein.

The provisions of this Warrant Certificate and Agreement are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth in this place.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chairman of the Board and its Secretary, and its corporate seal to be affixed or imprinted hereon.

Dated:  July 31, 2002

BofI Holding, Inc.

Attest:                                                       By:

/s/ Michelle Paulus                                           /s/ Jerry Englert
-------------------                                           -----------------
SECRETARY                                                     CHAIRMAN